SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On May 11, 2020 our Board of Directors approved amendments to our Employment Agreements with Jens Mielke, David Seeberger, and Michael Welch. Each of these executives is currently serving under an Employment Agreement dated February 1, 2018. The agreement for each executive was amended as follows:

Michael Welch’s Employment Agreement was amended to reflect his new position as Chief Operating Officer, as discussed in Item 5.02, below.

David Seeberger’s Employment Agreement was amended to reflect his new position as Chief Executive Officer, President and General Counsel, as discussed in Item 5.02, below. In addition, Mr. Seeberger’s base salary was increased from $120,000 per year to $150,000 per year for the remainder of the agreement’s term.

Jens Mielke’s Employment Agreement was amended to increase his base salary for service as our Chief Financial Officer from $140,000 per year to $150,000 per year for the remainder of the Agreement’s term.

Each of the Employment Agreements discussed above runs for a three-year term ending on February 1, 2021.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 11, 2020, our Board of Directors appointed David Seeberger to serve as our new Chief Executive Officer and President. Mr. Seeberger will continue to serve as our General Counsel and as a member of our Board of Directors. Also on May 11, 2020, our Board of Directors appointed our outgoing CEO, Michael Welch, to serve as our Chief Operating Officer. Mr. Welch will continue to serve as a Director and as Chairman of our Board of Directors. Finally, our former Chief Operating Officer and former Director, Charles Smith, has been re-appointed by our Board of Directors to serve as an additional member of the Board. Mr. Smith also serves as Chief Executive Officer of one of our operating subsidiaries, Rocky Mountain Productions, Inc. As disclosed in our Current Report on Form 8-K filed May 8, 2020, Rocky Mountain Productions, Inc. has acquired and will operate our commercial bottling operation in Plano, Texas.

Michael Welch, our newly-appointed Chief Operating Officer, joined the Company in January 2016 as Chief Financial Officer. He was appointed President and Chief Executive Officer in February 2016. In September 2017 Mr. Welch was appointed Chairman of the Board of Directors. Concurrently with his service as our new Chief Operating Officer, Mr. Welch will continue to serve as a Director and as Chairman of the Board.

Mr. Welch brings more than thirty years of executive and financial management experience to the Rocky Mountain High Brands team. Prior to joining RMHB, Mr. Welch served as CFO Managing Partner for Aventine Hill Partners, a professional services firm from July 2014 to December 2015. Mr. Welch served as Chief Financial Officer and Consultant for multiple small cap companies in Dallas, Texas from June 2011 to June 2014. Mr. Welch was the Chief Financial Officer and one of the founders of Stephan Pyles Concepts, a Dallas-based, privately-held restaurant holding company from February 2005 to May 2011.

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In the late 90’s, Mr. Welch was part of the founders group of Resources Global Professionals (RGP), a publicly-traded, international consulting firm that was initially owned by Deloitte. Prior to his involvement with RGP, for more than ten years Mr. Welch was employed by Landmark Land Company, a publicly traded multi-state real estate developer and operator of golf and tennis resorts and hotels, commercial and residential real estate, life insurance, mortgage and savings and loans. His positions included Chief Operating Officer, Vice President of Management Systems, and Controller. Mr. Welch also served as Chief Financial Officer of Oak Tree Savings Bank, a subsidiary of Landmark Land Company and a statewide savings and loan based in New Orleans, LA.

Mr. Welch is an alumnus of the audit staff at Deloitte and joined the firm immediately after earning a Bachelor of Business Administration from the University of Oklahoma. Mr. Welch is a Louisiana CPA (inactive status) and has recently completed a term on a not-for-profit board. Mr. Welch currently serves on an Advisory Board for a privately held services company with which he directed a management-led buyout from the founder of the company. Mr. Welch serves on the Board of Directors of the U.S. Hemp Roundtable.

David Seeberger, our newly-appointed Chief Executive Officer and President, joined the Company in March 2016 as Vice President, Legal. In September 2017 Mr. Seeberger was appointed to the Board of Directors. Concurrently with his service as our new CEO, Mr. Seeberger will continue to serve as a Director and as our General Counsel.

Mr. Seeberger received his B.A. from Grinnell College in Grinnell, Iowa and earned his J.D. from the University of Toledo - College of Law in Toledo, Ohio. Mr. Seeberger is admitted to practice before the Supreme Court of Texas and the United States District Courts for the Northern and Eastern Districts of Texas. He has also practiced in other State and Federal Courts on a pro hoc vice basis.

Mr. Seeberger’s legal experience spans in excess of thirty years of professional practice within the Dallas, Texas area. Mr. Seeberger has been a partner in various small law firms throughout his legal career. For the past decade, Mr. Seeberger has been in private practice, and maintains membership in the State Bar of Texas and the Dallas Bar Association.

Mr. Seeberger’s career has included all areas of corporate and small business - due diligence, corporate and business litigation as well as the areas associated therewith, including general legal counsel for corporate, real estate and commercial bankruptcy proceedings and corporate turnaround efforts. Mr. Seeberger is an AV Preeminent rated attorney resulting from the AV Preeminent-Peer Review Rating as conducted by Martindale-Hubbell. Mr. Seeberger has been engaged, contracted with, or employed by RMHB since 2012.

Charles (Chuck) Smith, our newly-appointed Director, previously served as a Director and our Chief Operating Officer from February of 2016 until January 23, 2020. Mr. Smith has also served as President of one of our operating subsidiaries, Eagle Spirit Land & Water Company. Concurrently with his service as a Director, Mr. Smith will continue to serve as CEO of our subsidiary Rocky Mountain Productions, Inc.. Rocky Mountain Productions has recently acquired and will operate our commercial bottling operation in Plano, Texas.

Mr. Smith has served in several key strategic roles entailing a wide-range of corporate governance. During the time period from 2007 to 2014, Mr. Smith served as a Managing Partner and Managing Member of San Carlos Associates, a multi-million-dollar investment entity located in Dallas, Texas. In addition, until the properties sold in 2011, Mr. Smith served as a former Managing Partner and Managing member to several investment partnerships in Midland and El Paso, Texas, with indicated values that exceed $30 million. These properties included Cornerstone Village and Villa De Madison. Similarly, Mr. Smith currently retains a partnership interest and maintains a consulting relationship at Sawyers Mill in Arlington, Texas – an entity that he has maintained a relationship with since the early 1990’s. Mr. Smith graduated with honors from University of Texas at Dallas with a Bachelor's Degree in Economics and Finance. He has been an active participant in real estate investment opportunities for almost 35 years.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Michael Welch
10.2	Amendment to Employment Agreement with David Seeberger
10.3	Amendment to Employment Agreement with Jens Mielke

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: May 12, 2020

By: /s/ David Seeberger

David Seeberger

Chief Executive Officer

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